Exhibit 99.1

Allogene Therapeutics Reports Fourth Quarter and Full Year 2018 Financial Results

•	Phase 1 ALLO-501 Clinical Trial On-Track for Initiation in 1H 2019

•	Trial Includes Dose Escalation to Determine the Optimal Dose of ALLO-501 and Use of ALLO-647 for Lymphodepletion in Patients with Relapsed/Refractory Non-Hodgkin Lymphoma (NHL)

•	Recent Highlights Include a Successful IPO, Clearance of the ALLO-501 IND, and Commencement of Commercial-Scale Manufacturing Facility Buildout

•	Conference Call and Webcast Scheduled for 5:30 AM PT/8:30 AM ET

South San Francisco, Calif., March 8, 2019 – Allogene Therapeutics, Inc. (Nasdaq: ALLO), a clinical-stage biotechnology company pioneering the development of allogeneic CAR T (AlloCAR T™) therapies for cancer, today provided a corporate update and reported fourth quarter and full-year 2018 financial results for the periods ended December 31, 2018.

“We are very proud of what Allogene has accomplished in just ten months. Every move we have made has been toward achieving one goal, making allogeneic CAR T therapy available to patients,” said David Chang, M.D., Ph.D., President, Chief Executive Officer and Co-Founder of Allogene. “We are excited to soon embark upon our first company sponsored trial for ALLO-501 in relapsed/refractory non-Hodgkin lymphoma (NHL) and progress the buildout of our planned state-of-the-art manufacturing facility in Newark, California. With our focus and drive to progress our pipeline of cell therapy candidates, which includes the planned IND submission of ALLO-715 in multiple myeloma (MM) later this year, we feel confident in Allogene’s ability to be a leader in the development of AlloCAR T™ therapies.”

2018 and Recent Highlights

Corporate

•	In September 2018, the company completed a $120.2 million private financing and in October 2018, Allogene’s Initial Public Offering (IPO) raised $372.6 million in gross proceeds.

•

In February 2019, Allogene entered into a lease agreement to develop a 118,000 square foot state-of-the-art cell therapy manufacturing facility in Newark, California. World class manufacturing is core to the Allogene strategy to deliver readily available cell therapy faster, more reliably and at greater scale. The manufacturing facility is being designed for both clinical and commercial supply, upon potential regulatory approval, of AlloCAR T™ therapy.

ALLO-501 (Allogene-Sponsored Program in Collaboration with Servier)

•	In January, the U.S. Food & Drug Administration (FDA) cleared Allogene’s first Investigational New Drug (IND) application for ALLO-501 in patients with relapsed/refractory NHL.

•	The planned Phase 1 study will utilize ALLO-647, Allogene’s proprietary anti-CD52 monoclonal antibody (mAb) as a part of the lymphodepletion regimen.

•	Site qualification is underway, and the trial is on-track to initiate in the 1H of 2019.

•	The Phase 1 portion will enroll approximately 24 patients with relapsed/refractory large B-cell lymphoma or follicular lymphoma.

•	The primary objective of the study is to evaluate the safety and tolerability of ALLO-501 and ALLO-647.

•	The Phase 1 portion of the trial is designed to determine the optimal dose of ALLO-501 for the Phase 2 portion of the trial.

ALLO-715

•	On track to file an IND application in 2019 for ALLO-715, a wholly-owned CAR T product candidate targeting B cell maturation antigen (BCMA) for multiple myeloma.

UCART19 (Servier-Sponsored Program in Collaboration with Allogene)

•

Servier and Allogene presented pooled data from the Phase 1 trials of UCART19 in relapsed/refractory acute lymphoblastic leukemia (ALL) at the 2018 American Society of Hematology meeting. The analysis suggested that an anti-CD52 mAb may be an important contributor for AlloCAR T™ cell expansion, and the use of anti-CD52 mAb will now be mandated in the UCART19 trials.

Fourth Quarter and Full Year 2018 Financial Results

•

Research and development expenses were $18.5 million for the fourth quarter of 2018, which includes $1.3 million of non-cash stock-based compensation expense. For the full year of 2018, research and development expenses were $151.9 million which includes $109.4 million related to the asset acquisition from Pfizer. The total research and development expense for the year includes $1.7 million of non-cash stock-based compensation expense.

•

General and administrative expenses were $14.5 million for the fourth quarter of 2018, which includes $4.6 million of non-cash stock-based compensation expense. For the full year of 2018, general and administrative expenses were $41.0 million, which includes $16.9 million of non-cash stock-based compensation expense.

•

Net loss for the fourth quarter of 2018 was $30.5 million, or $0.37 per share, including non-cash stock-based compensation expense of $5.9 million. For the full year of 2018, net loss was $211.5 million, or $7.31 per share, including non-cash stock-based compensation expense of $18.6 million.

•	As of December 31, 2018, Allogene had $721.4 million in cash, cash equivalents, and investments.

2019 Financial Guidance

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Allogene expects full year 2019 net losses to be between $200 million and $210 million including estimated non-cash stock-based compensation expense of $45 million to $50 million and excluding any impact from potential business development activities.

Conference Call and Webcast Details

Allogene will host a live conference call and webcast today at 5:30 AM Pacific Time/8:30 AM Eastern Time to discuss financial results and provide a business update. To access the live conference call by telephone, please dial 1 (866) 940-5062 (U.S.) or 1 (409) 216-0618 (International). The conference ID number for the live call is 3589112. The webcast will be made available on the Company’s website at www.allogene.com under the Investors tab in the News and Events section. Following the live audio webcast, a replay will be available on the Company’s website for approximately 30 days.

About Allogene Therapeutics

Allogene Therapeutics, with headquarters in South San Francisco, is a clinical-stage biotechnology company pioneering the development of allogeneic chimeric antigen receptor T cell (AlloCAR T™) therapies for cancer. Led by a world-class management team with significant experience in cell therapy, Allogene is developing a pipeline of “off-the-shelf” CAR T cell therapy candidates with the goal of delivering readily available cell therapy faster, more reliably and at greater scale to more patients.

AlloCAR T™ cell therapies are engineered from cells of healthy donors, which is intended to allow for creation of inventory for on demand use in patients. This approach is designed to eliminate the need to create personalized therapy from a patient’s own cells, simplify manufacturing, and reduce the time patients must wait for CAR T cell treatment. The Allogene portfolio includes rights to 16 pre-clinical CAR T cell therapy assets and AlloCAR T™ therapy candidates ALLO-501 and UCART19. Allogene is the sponsor of the ALLO-501 program which is expected to begin Phase 1 in the first half of 2019 for the treatment of relapsed/refractory non-Hodgkin lymphoma (NHL). Servier is the sponsor of the UCART19 program which is currently in Phase 1 for the treatment of relapsed/refractory acute lymphoblastic leukemia (ALL). For more information, please visit www.allogene.com, and follow @AllogeneTx on Twitter and LinkedIn.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The press release may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the timing and ability to initiate and progress ALLO-501 clinical trials and obtain regulatory approval for ALLO-501, the timing and ability to file an IND for ALLO-715 and progress a clinical trial of ALLO-715, the ability of an anti-CD52 mAb to contribute to AlloCAR T™ cell expansion, the timing and ability to complete the build-out of the manufacturing facility, the ability to manufacture AlloCAR T™ therapies, the ability to initiate and progress additional clinical trials of AlloCAR T™ therapies, the potential benefits of AlloCAR T™ therapy and the 2019 financial guidance. Various factors may cause differences between Allogene’s expectations and actual results as discussed in greater detail in Allogene’s filings with the Securities and Exchange Commission (SEC), including without limitation in its Form 10-Q for the quarter ended September 30, 2018. Any forward-looking statements that are made in this press release speak only as of the date of this press release. Allogene assumes no obligation to update the forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

ALLOGENE THERAPEUTICS, INC.

SELECTED FINANCIAL DATA

(unaudited; in thousands, except share and per share data)

STATEMENT OF OPERATIONS

	Three Months Ended December 31, 2018	Year Ended December 31, 2018	Period from November 30, 2017 (Inception) to December 31, 2017
Operating expenses:
Research and development	$18,503	$151,860	$—
General and administrative	14,543	40,982	2

Total operating expenses	33,046	192,842	2

Loss from operations	(33,046)	(192,842)	(2)
Other income (expense), net:
Change in fair value of convertible note payable	(1,796)	(21,211)	—
Interest expense	—	(3,358)	—
Interest and other income, net	4,216	5,789	—

Total other income (expense), net	2,420	(18,780)	—

Loss before income taxes	(30,626)	(211,622)	(2)
Benefit from income taxes	117	117	—

Net loss	(30,509)	(211,505)	(2)

Net loss per share, basic and diluted	$(0.37)	$(7.31)	$(0.00)

Weighted-average number of shares used in computing net loss per share, basic and diluted	82,064,497	28,948,386	26,249,993

SELECTED BALANCE SHEET DATA

As of December 31, 2018
Cash, cash equivalents and investments	$721,350
Total assets	773,855
Total liabilities	70,691
Total stockholders’ equity	703,164

Allogene Media/Investor Contact:

Christine Cassiano

Chief Communications Officer

(714) 552-0326

Christine.Cassiano@allogene.com